UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2006
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO (Address of Principal Executive Offices)	83201 (Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 16, 2006, the Board of Directors awarded Jon Stoner, Senior Vice President, Chief Technical Officer, and David A. Henry, Senior Vice President, Chief Financial Officer, each a one-time bonus of $40,363.27 for their work in closing the Company’s previously announced acquisition of the semiconductor business of Flextronics.
On February 16, 2006 the Compensation Committee of the Board of Directors of AMIS Holdings, Inc. established the Company’s Key Manager Incentive Plan for fiscal year 2006 (“2006 KMIP”), which provides for the payment of bonuses to Company executives, including the Company’s executive officers, provided that at least the minimum corporate financial performance goals approved by the Committee are met. The Committee also approved the performance goals for payment of these bonuses based on achievement of specified levels of operating income for the Company. Bonuses may also be paid under the 2006 KMIP at mid-year if certain of the performance goals are met. For the Company’s executive officers, target amounts under the 2006 KMIP are as follows, stated as a percentage of the executive’s annual salary:

Christine King, President and Chief Executive Officer	100%
David Henry, Senior Vice President and Chief Financial Officer	50%
Jon Stoner, Chief Technical Officer	60%
Walter Mattheus, Chief Operating Officer	50%
Charlie Lesko, Senior Vice President, Sales and Marketing	60%*

*	50% of Mr. Lesko’s targeted incentive is based on revenue and design win targets through the Company’s Sales Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.
Date:	February 21, 2006	By:	/s/ David A. Henry
			Name:	David A. Henry
			Title:	Senior Vice President and Chief Financial Officer